Exhibit 21.1
SUBSIDIARIES OF POST PROPERTIES, INC.
(as of December 31, 2005)

	Name	State of Formation

1	1499 Massachusetts Avenue, Inc.	Delaware
2	1499 Massachusetts Holding, LLC	Delaware
3	3630 Condo Holdings, LLC	Georgia
4	3630 North Tower Residential, LLC	Georgia
5	3630 Peachtree Road Holdings Limited Partnership	Georgia
6	3630 Residential GP, LLC	Georgia
7	3630 South Tower Residential, LLC	Georgia
8	Addison Circle Access, Inc.	Delaware
9	Addison Townhomes One, Ltd.	Texas
10	Akard-McKinney Investment Company, LLC	Texas
11	Alexander Condominium Development I, LLC	Georgia
12	Alexander Condominium Development II, LLC	Georgia
13	Allen Plaza Mixed Use, LLC	Georgia
14	Armada Homes, Inc.	Delaware
15	Armada Phoenix Townhomes, LLC	Texas
16	Armada Residences, L.P.	Georgia
17	Block 588 Condominium Development, L.P.	Georgia
18	Block 588 GP, LLC	Georgia
19	Block 588 LP, LLC	Georgia
20	Briarcliff Commercial Property, LLC	Georgia
21	Carlyle Condominium Development, LLC	Georgia
22	Citrus Park Condominium Development, LLC	Georgia
23	Cumberland Lake, Inc.	Georgia
24	Greenwood Residential, LLC	Texas
25	Harbour I Condominium Development, LLC	Georgia
26	Hyde Park Walk Condominium Development, LLC	Georgia
27	P/ C First Avenue LLC	Delaware
28	Peachtree Condominium Development, LLC	Georgia
29	PMBC Austin Limited Partnership	Georgia
30	Post 1499 Massachusetts, LLC	Georgia
31	Post Apartment Homes, L.P.	Georgia
32	Post Asset Management, Inc.	Georgia
33	Post Austin Triangle, L.P.	Georgia
34	Post Biltmore, LLC	Delaware
35	Post Carlyle I, LLC	Georgia
36	Post Carlyle II, LLC	Delaware
37	Post Carlyle Services, LLC	Georgia
38	Post Construction Services, Inc	Georgia
39	Post Development Services Limited Partnership	Georgia
40	Post GP Holdings, Inc.	Georgia
41	Post Landscape Group, Inc.	Georgia
42	Post LP Holdings, Inc.	Georgia
43	Post Midtown Square GP, LLC	Georgia
44	Post Midtown Square, L.P.	Georgia
45	Post Paseo Colorado, LLC	Delaware
46	Post Peachtree, LLC	Delaware
47	Post Rice Lofts, LLC	Texas
48	Post Services, Inc.	Georgia
49	Post Triangle, LLC	Georgia
50	Post TRS Condo I, LLC	Georgia
51	Post TRS, Inc	Georgia

Post Properties, Inc.
136
Post Apartment Homes, L.P.

	Name	State of Formation

52	Post West Avenue Lofts, L.P.	Georgia
53	Post West Avenue, LLC	Georgia
54	Post Wilson Buildings, LLC	Georgia
55	Post-AmerUs American Beauty Mill, L.P.	Georgia
56	Post-AmerUs Bennie Dillon, L.P.	Georgia
57	Post-AmerUs Rice Lofts, L.P.	Georgia
58	Post-AmerUs Wilson Building II, L.P.	Georgia
59	Post-AmerUs Wilson Building, L.P.	Georgia
60	PSI 3630 Peachtree, LLC	Georgia
61	Residential Ventures, Inc.	Georgia
62	Rice Lofts, LP	Texas
63	Rise Condominium Development GP, LLC	Georgia
64	Rise Condominium Development Holding, LLC	Georgia
65	Rise Condominium Development, L.P.	Georgia
66	Riverside Villas, LLC	Georgia
67	Rocky Point Management, Inc.	Georgia
68	Rose Hill Associates, LLC	Delaware
69	Soho Condominium Development, LLC	Georgia
70	STS Loan & Management, Inc.	Georgia
71	STS Loan, L.P.	Georgia
72	Uptown Denver, LLC	Colorado
73	Villas at Parkway Village, LP	Georgia
74	Villas GP, LLC	Georgia

Post Properties, Inc.
137
Post Apartment Homes, L.P.